UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2009
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
     UCBH Holdings, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) on May 20, 2009, which notified the Company that it is currently not in compliance with the NASDAQ Marketplace Listing Criteria Rule 5250(c)(1) “Obligation to File Periodic Financial Reports” because it had not filed its Form 10-Q for the quarter ended March 31, 2009 in a timely manner. Under NASDAQ rules, the Company has 60 calendar days to submit a plan to regain compliance, and if accepted, NASDAQ can grant the Company an exception of up to 180 calendar days from the Form 10-Q filing due date, or until November 16, 2009, to regain compliance.
     As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2009, the Company is currently in the process of restating the consolidated financial statements reported in its Form 10-K for the period ended December 31, 2008, and is completing its Form 10-Q for the quarter ended March 31, 2009. The Company intends to take all appropriate actions to maintain compliance with the NASDAQ Marketplace Listing Criteria Rules.
     The Company issued a press release announcing its receipt of the letter from NASDAQ. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
     The following exhibit is included with this Report:

Exhibit Number	Description

99.1	Press release of May 22, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: May 22, 2009	By:	/s/ Dennis A. Lee
Dennis A. Lee
Senior Vice President and Corporate Counsel